 Exhibit 99.1

Oncocyte Announces $25 Million Registered Offering

Offering Led by Current Shareholder and Healthcare Investor, Pura Vida Investments,
Substantially Increasing Its Holdings

Further Strengthens Balance Sheet to Support Ongoing Commercial and Development Activities
across Cancer Care Continuum

Irvine, Calif., January 20, 2021 — Oncocyte Corporation (NYSE American: OCX), a molecular diagnostics company with a mission to provide actionable answers at critical decision points across the cancer care continuum, today announced that it has entered into definitive agreements with its two largest institutional investors to purchase approximately $25 million of Oncocyte’s common shares in a registered offering priced at $3.424 per share (“at market”), which was the average of the last five closing prices. The lead investor in the offering, Pura Vida Investments, LLC, a fundamentally driven, healthcare-focused registered investment advisor, increases its ownership of Oncocyte from under 10% to approximately 16%, by agreeing to purchase $20 million of Oncocyte’s common shares, at the close of the transaction. Broadwood Partners, L.P., a long-term investor and Oncocyte’s largest shareholder, was the other participant in the offering.

This offering was completed directly with Oncocyte’s two top institutional investors and the Company incurred no placement agent fees.

“We are honored to have the continued support and vote of confidence from Pura Vida, a firm whose focus is on innovative and disruptive healthcare companies, and Broadwood Partners, L.P., our largest and long-term shareholder, for our expanding comprehensive portfolio of tests,” said Ron Andrews, Chief Executive Office of Oncocyte. “We believe our strengthened balance sheet will help facilitate our planned expansion activities and offerings in lung and other cancers as we prepare to launch DetermaIO™ and DetermaTX™ later this year, as well as provide the resourcing necessary to complete development of our anticipated blood-based monitoring offerings. We greatly appreciate their increased investment in, and substantial commitment to, our Company and our mission.”

Efrem Kamen, Founder and Managing Member of Pura Vida Investments said, “We believe Oncocyte has the team, technology and expertise to improve patient care across the cancer care continuum. After completing further diligence into the Company’s DetermaIO immune selection data and their blood-based monitoring approach, we believe the Company has done an outstanding job amassing a strong and under-the-radar portfolio of oncology diagnostics. Oncocyte is focused on opportunities in liquid and tissue biopsy that are overlooked and carry significant potential to benefit patient care, healthcare costs, and value for stakeholders. We have confidence in, and look forward to, continuing to work with them on their efforts to improve cancer diagnosis, treatment and patient outcomes.”

In connection with the offering, the Company will sell an aggregate of 7,301,402 shares of its common stock at a purchase price of $3.424 per share (“at market”), the average of the last five closing prices. The registered offering is subject to customary closing conditions and is expected to close during the week of January 26, 2021. At the close of this offering, Oncocyte will have 78,661,802 shares outstanding and will have more than $37 million in cash and cash equivalents.

Proceeds from the registered offering provide the strategic capital to accelerate and support the commercial launch of DetermaRx™, Oncocyte’s lung cancer treatment stratification test, DetermaIO™, a research use only gene expression test to identify patients who will respond to immune therapies, and the continued development of DetermaMx™ as the company seeks to expand into the estimated $15 billion-plus blood based monitoring market, as well as for general corporate and working capital purposes. Oncocyte may also use proceeds to invest in or acquire businesses or technologies that it believes are complementary, although the Company has no binding agreements with respect to any strategic transactions or acquisitions as of the date of this press release.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation, or sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

Further information can be found in Oncocyte Corporation’s Form 8-K filing with the Securities and Exchange Commission expected on or about January 22, 2021.

About Oncocyte Corporation

Oncocyte is a molecular diagnostics company whose mission is to provide actionable answers at critical decision points across the cancer care continuum. The Company, through its proprietary tests and pharmaceutical services business, aims to help save lives and improve outcomes by accelerating and optimizing the diagnosis and treatment of cancer. The Company’s tests and services present multiple opportunities to advance cancer care while also driving revenue growth for the Company. Oncocyte recently launched DetermaRx™, a test that identifies early-stage lung cancer patients who are at high risk for cancer recurrence post-resection and predicts benefit from adjuvant chemotherapy. Oncocyte has also launched DetermaIO™, a gene expression test that assesses the tumor microenvironment to predict response to immunotherapies, as a research use only tool for pharmaceutical and academic clinical trials. To complement DetermaIO, the company anticipates launching DetermaTx™, a test to assess mutational status of a tumor to help identify the appropriate targeted therapy, in the second half of 2021. initiate development of DetermaMx™, a blood based test utilizing a unique and exclusive methology to monitor a patient for recurrence. Oncocyte’s pharmaceutical services provide pharmaceutical companies who are developing new cancer treatments a full suite of molecular testing services to support the drug development process.

DetermaRx, DetermaIO, Determa Mx, and DetermaTx are trademarks of Oncocyte Corporation.

Oncocyte Forward Looking Statements

Oncocyte cautions you that this press release contains forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. These statements include those pertaining to the registered offering and use of proceeds, unexpected delays, unexpected expenditures, indemnities or other liabilities, or other unanticipated difficulties resulting from technology transfers, commercial plans, invalidation, termination or reduction of any licensed intellectual property rights, or infringement of third party intellectual property rights, acquisitions, implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and/or operating results, and future opportunities for Oncocyte or any distributor, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, the potential impact of COVID-19 on our or any distributor’s financial and operational results, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of our third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to our or any distributor’s supply chain, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize in applicable jurisdictions, and risks inherent in strategic transactions such as failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, greater than estimated allocations of resources to develop and commercialize technologies, or failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Oncocyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in Oncocyte’s Securities and Exchange Commission filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Oncocyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact

Bob Yedid

LifeSci Advisors, LLC

646-597-6989

bob@lifesciadvisors.com

Media Contact

Cait Williamson, Ph.D.

LifeSci Communications, LLC

656-751-4366

cait@lifescicomms.com